Exhibit 10.5

ACTIVISION, INC.

AMENDED AND RESTATED 2003 INCENTIVE PLAN

NOTICE OF RESTRICTED SHARE AWARD

You have been awarded Restricted Shares of Activision, Inc. (the “Company”), as follows:

•                  Your name:  Robin Kaminsky

•                  Total number of Restricted Shares awarded:  23,333

•                  Date of Grant:  October 19, 2006

•                  Grant ID:  03001796

•                  Your Award of Restricted Shares is governed by the terms and conditions set forth in:

•                  this Notice of Restricted Share Award;

•                  the Restricted Share Award Terms attached hereto as Exhibit A (the “Award Terms”); and

•                  the Company’s Amended and Restated 2003 Incentive Plan, the receipt of a copy of which you hereby acknowledge.

•                  Your Award of Restricted Shares has been made in accordance with your Employment Agreement as a material inducement to your entering into or renewing employment with the Company or one of its subsidiaries or affiliates pursuant to such Employment Agreement, and is also governed by any applicable terms and conditions set forth in such Employment Agreement.

•                  Certain terms of your Award:

•                  Schedule for Lapse of Restrictions:  Except as otherwise provided under the Award Terms, the Restrictions on the Restricted Shares awarded to you will lapse as follows, provided you remain continuously employed by the Company or one of its subsidiaries or affiliates through each such date:

Schedule for Lapse of Restrictions
Date on which	No. of Restricted Shares
Restrictions Lapse	as to which Restrictions Lapse
First anniversary of Date of Grant	7,778
Second anniversary of Date of Grant	7,778
Third anniversary of Date of Grant	7,777

•                  To accept your Award of Restricted Shares, you must sign and return to the Company this Notice of Restricted Share Award, which bears an original signature on behalf of the Company.  You are urged to do so promptly.

•                  Please return all items to be returned to the Company at:

Activision, Inc.
3100 Ocean Park Boulevard
Santa Monica, CA  90405
Attn:  Stock Plan Administration

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You should retain the enclosed duplicate copy of this Notice of Restricted Share Award for your records.

Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Award Terms.

ACTIVISION, INC.

		By:	/s/ George L. Rose
		Title:	Senior Vice President and General Counsel
		Date:	September 4, 2007

ACCEPTED AND AGREED:

/s/ Robin Kaminsky
ROBIN KAMINSKY

Date:	September 25, 2007

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EXHIBIT A

ACTIVISION, INC.

AMENDED AND RESTATED 2003 INCENTIVE PLAN

RESTRICTED SHARE AWARD TERMS

1.                                       Definitions.

(a)           For purposes of these Award Terms, the following terms shall have the meanings set forth below:

“Additional Shares” means any additional shares of Common Stock or other securities issued in respect of Restricted Shares in connection with any adjustment pursuant to Section 10 hereof.

“Award” means the award described on the Grant Notice.

“Award Terms” means these Restricted Share Award Terms.

“Cause” shall have the meaning given to such term in the Employment Agreement.

“Common Stock” means the Company’s common stock, $0.000001 par value per share.

“Company” means Activision, Inc. and any successor thereto.

“Company-Sponsored Equity Account” means an account that is created with the Equity Account Administrator in connection with the administration of the Company’s equity plans and programs, including the Plan.

“Competitive Business” shall have the meaning set forth in the Employment Agreement.

“Date of Grant” means the date of grant of the Award set forth on the Grant Notice.

“Disability” shall have the meaning set forth in, or otherwise be determined in accordance with, the Employment Agreement.

“Employment Agreement” means the employment agreement between Grantee and the Company or one of its subsidiaries or affiliates, as in effect from time to time.

“Employment Period” shall have the meaning set forth in the Employment Agreement.

“Employment Violation” means any material breach by Grantee of the Employment Agreement for so long as the terms thereof shall apply to Grantee (with any breach of the post-termination obligations contained therein deemed to be material for purposes of these Award Terms).

“Equity Account Administrator” means the brokerage firm utilized by the Company from time to time to create and administer accounts for participants in the Company’s equity plans and programs, including the Plan.

“Good Reason” means (i) Activision Publishing, Inc.’s relocation to a location more than 25 miles from Los Angeles County or (ii) the material diminution of Grantee’s job duties.

“Grantee” means the recipient of the Award named on the Grant Notice.

“Grant Notice” means the Notice of Restricted Share Award to which these Award Terms are attached as Exhibit A.

“Look-back Period” means, with respect to any Employment Violation by Grantee, the period beginning on the date which is 12 months prior to the date of such Employment Violation by Grantee and ending on the date of computation of the Recapture Amount with respect to such Employment Violation.

“Plan” means the Activision, Inc. Amended and Restated 2003 Incentive Plan, as amended from time to time.

“Recapture Amount” means, with respect to any Employment Violation by Grantee, the gross gain realized or unrealized by Grantee upon all lapses of the Restrictions during the Look-back Period with respect to such Employment Violation, which gain shall be calculated as the sum of:

(i)            if Grantee has received any Vested Shares during such Look-back Period and sold such Vested Shares, an amount equal to the product of (A) the sales price per Vested Share times (B) the number of such Vested Shares sold at such sales price; plus

(ii)           if Grantee has received any Vested Shares during such Look-back Period and not sold such Vested Shares, an amount equal to the product of (A) the greatest of the following: (1) the Fair Market Value per share of Common Stock on the date the Restrictions lapsed with respect to such Vested Shares, (2) the arithmetic average of the per share closing sales prices of Common Stock as reported on NASDAQ for the 30 trading day period ending on the trading day immediately preceding the date of the Company’s written notice of its exercise of its rights under Section 13 hereof, or (3) the arithmetic average of the per share closing sales prices of Common Stock as reported on NASDAQ for the 30 trading day period ending on the trading day immediately preceding the date of computation, times (B) the number of such Vested Shares which were not sold.

“Restricted Book Entry” means a book entry on the Company’s stock register maintained by its transfer agent and registrar, which book entry shall bear a notation regarding the Restrictions as set forth in Section 13(a) hereof and, if appropriate, a notation regarding securities law restrictions as set forth in Section 13(b) hereof.

“Restricted Shares” means shares of Common Stock or other securities subject to the Award (including any Additional Shares) as to which the Restrictions have not lapsed and which have not been forfeited to the Company in accordance with the Grant Notice and these Award Terms.

“Restrictions” means the restrictions set forth in Section 2 hereof.

“Vested Shares” means shares of Common Stock or other securities subject to the Award (including any Additional Shares) as to which the Restrictions have lapsed in accordance with Section 3 or 4 hereof.

“Withholding Taxes” means any taxes, including, but not limited to, social security and Medicare taxes and federal, state and local income taxes, required to be withheld under any applicable law.

(b)           Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

2.             Restrictions.  None of the shares of Common Stock or other securities subject to the Award (including any Additional Shares), or any right or privilege pertaining thereto, may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way not expressly permitted by these Award Terms, or subjected to execution, attachment or similar process, unless and until such restrictions thereon lapse pursuant to Section 3 or 4 hereof.  Any attempt to sell, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber any such shares of Common Stock or other securities, or any right or privilege pertaining thereto, in any way not expressly permitted by these Award Terms before such restrictions thereon lapse pursuant to Section 3 or 4 hereof shall be null and void and of no force and effect.

3.             Lapse of Restrictions.  Except as otherwise set forth in these Award Terms, the Restrictions shall lapse in accordance with the “Schedule for Lapse of Restrictions” set forth on the Grant Notice.

4.             Termination of Employment.

(a)           Cause.  In the event that Grantee’s employment is terminated by the Company or any of its subsidiaries or affiliates for Cause prior to the lapse of the Restrictions, as of the date of such termination of employment the Restrictions shall cease to lapse and all Restricted Shares shall immediately be forfeited to the Company without payment of consideration by the Company.

(b)           Without Cause or With Good Reason.  In the event that Grantee’s employment is terminated by the Company or any of its subsidiaries or affiliates without Cause or by Grantee with Good Reason, in each case during the Employment Period, (i) the Restrictions on the Restricted Shares shall continue to lapse in accordance with the “Schedule for Lapse of Restrictions” set forth on the Grant Notice as if Grantee’s employment had continued for a period of 24 months after the date of such termination and (ii) as of the date which is 24 months after the date of such termination, all Restricted Shares shall immediately be forfeited to the Company without payment of consideration by the Company.

(c)           Death or Disability.  In the event that Grantee dies while employed by the Company or any of its subsidiaries or affiliates or Grantee’s employment with the Company or any of its subsidiaries or affiliates is terminated due to Grantee’s Disability, in each case prior to the lapse of the Restrictions, (i) the Restrictions on the Restricted Shares shall continue to lapse in accordance with the “Schedule for Lapse of Restrictions” set forth on the Grant Notice as if Grantee’s employment had continued for a period of 24 months after the date of such termination and (ii) as of the date which is 24 months after the date of such termination, all Restricted Shares shall immediately be forfeited to the Company without payment of consideration by the Company.

(d)           Other.  Unless the Committee decides otherwise, in the event that Grantee’s employment is terminated for any reason not addressed by Section 4(a), 4(b) or 4(c) hereof prior to the lapse of the Restrictions, as of the date of such termination of employment the Restrictions shall cease to lapse and all Restricted Shares shall immediately be forfeited to the Company without payment of consideration by the Company.

5.             Tax Withholding.  The Company shall have the right to require Grantee to satisfy any Withholding Taxes resulting from the lapse of the Restrictions or otherwise in connection with the Award at the time such Withholding Taxes become due.  Grantee shall be entitled to satisfy any Withholding Taxes contemplated by this Section 5 by delivery to the Company of:  (a) cash, certified check or bank check or wire transfer of immediately available funds; (b) with the Company’s consent, Vested Shares otherwise then deliverable (valued in the same manner used in computing the amount of such Withholding Taxes); or (c) with the Company’s consent, any combination of (a) and (b) above.  Notwithstanding anything to the contrary contained herein, (i) the Company or any of its subsidiaries or affiliates shall have the right to withhold from Grantee’s compensation any Withholding Taxes contemplated by this Section 5 and (ii) the Company shall have no obligation to deliver any Vested Shares unless and until all Withholding Taxes contemplated by this Section 5 have been satisfied.

6.             Voting Rights.  The holder of the Restricted Shares shall be entitled to the voting privileges associated therewith.

7.             Dividends.  Any cash dividends declared and paid on the Restricted Shares shall be paid to the holder thereof concurrently with the payment of such dividends to all other record holders of Common Stock.

8.             Receipt and Delivery; Removal of Restrictions.  Restricted Shares shall be evidenced by a Restricted Book Entry in the name of the holder of the Restricted Shares.  Restricted Shares shall become Vested Shares at such time as the Restrictions thereon lapse in accordance with the Grant Notice and these Award Terms.  As soon as practicable after the Restrictions on any Restricted Shares lapse, the Company shall cause the legend regarding the Restrictions set forth in Section 14(a) hereof to be removed from the resulting Vested Shares and cause the resulting Vested Shares to be delivered to a Company-Sponsored Equity Account in the name of the person entitled to such Vested Shares (or, with the Company’s consent, such other brokerage account as may be requested by such person); provided, however, that, in the event such Vested Shares are subject to a legend regarding securities law restrictions as set forth in Section 14(b) hereof, the Company shall instead cause a certificate evidencing such Vested Shares and bearing such legend to be delivered to the person entitled thereto.

9.             Committee Discretion.  Except as may otherwise be provided in the Plan, the Committee shall have sole discretion to (a) interpret any provision of the Plan, the Grant Notice and these Award Terms, (b) make any determinations necessary or advisable for the administration of the Plan and the Award, and (c) waive any conditions or rights of the Company under the Award, the Grant Notice or these Award Terms, or amend, alter, accelerate, suspend, discontinue or terminate the Award, the Grant Notice or these Award Terms; provided, however, that, except as provided in Section 10 or 11 hereof, without the consent of Grantee, no such amendment, alteration, suspension, discontinuation or termination of the Award, the Grant Notice or these Award Terms may materially and adversely affect the rights or obligations of Grantee in respect of the Award, taken as a whole.  Without intending to limit the generality or effect of the foregoing, any decision or determination to be made by the Committee pursuant to these Award Terms, including whether to grant or withhold any consent, shall be made by the Committee in its sole and absolute discretion, subject only to the terms of the Plan.  By accepting and agreeing to the Award, Grantee consents to any such amendment, alteration, suspension, discontinuation or termination of the Award, the Grant Notice or these Award Terms that (i) is effected in accordance with Section 10 or 11 hereof or (ii) does not materially and adversely affect the rights or obligations of Grantee in respect of the Award, taken as a whole.

10.           Adjustments.  Notwithstanding anything to the contrary contained herein, to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, extraordinary dividend or other similar distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities, the issuance of warrants or other rights to purchase shares of Common Stock or other securities, or other similar corporate transaction or event affecting shares of Common Stock, then the Award shall be adjusted in accordance with Section 7.6 of the Plan.  In addition, the Committee is authorized to make such adjustments as it deems appropriate in the terms and conditions of, and the criteria included in, the Award in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any of its subsidiaries or affiliates or the financial statements of the Company or any of its subsidiaries or affiliates, or in response to changes in applicable laws, regulations or accounting principles.  It is intended that the Award will not be subject to any adverse consequences under Section 409A of the Code; however, the Committee is authorized to make such adjustments as it deems appropriate to the terms and conditions of the Award in order to prevent the Award from becoming subject to any adverse consequences under Section 409A of the Code.  Any Additional Shares issued in connection with an adjustment pursuant to this Section 10 shall be subject to the same Restrictions, and provisions with respect to the lapse thereof, as the Restricted Shares in respect of which such Additional Shares were issued.

11.           Registration and Listing.  Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue or transfer any Restricted Shares or Vested Shares, and no Restricted Share Units or Vested Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way, unless such transaction is in compliance with (a) the Securities Act of 1933, as amended, or any comparable federal securities law, and all applicable state securities laws, (b) the requirements of any securities exchange, securities association, market system or quotation system on which securities of the Company of the same class as the securities subject to the Award are then traded or quoted, (c) any restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws, and (d) any policy or procedure the Company has adopted with respect to the trading of its securities, in each case as in effect on the date of the intended transaction.  The Company is under no obligation to register, qualify or list, or maintain the registration, qualification or listing of, Restricted Shares or Vested Shares with the SEC, any state securities commission or any securities exchange, securities association, market system or quotation system to effect such compliance.  Grantee shall make such representations and furnish such information as may be appropriate to permit the Company, in light of the then existence or non-existence of an effective registration statement under the Securities Act of 1933, as amended, relating to Restricted Shares or Vested Shares, to issue or transfer Restricted Shares or Vested Shares in compliance with the provisions of that or any comparable federal securities law and all applicable state securities laws.  The Company shall have the right, but not the obligation, to register the issuance or transfer of Restricted Shares or Vested Shares or resale of Restricted Shares or Vested Shares under the Securities Act of 1933, as amended, or any comparable federal securities law or applicable state securities law.

12.           Limited Transferability.  Notwithstanding the Restrictions or anything else to the contrary contained herein, with the Committee’s consent, Grantee may transfer Restricted Shares to any one or more of the following persons:  (a) the spouse, parent, issue, spouse of issue, or issue of spouse (with “issue” including all descendants, whether natural or adopted) of Grantee; (b) a trust for the benefit of one or more persons described in clause (a) above or for the benefit of Grantee; or (c) an entity in which Grantee or one or more of the persons described in clause (a) or (b) above is a beneficial owner; provided, however, that such Restricted Shares shall remain subject to the Restrictions in the hands of the transferee and that such transferee shall be bound by all of the terms and conditions of the Plan, the Grant Notice and these Award Terms and shall execute an agreement in form and substance satisfactory to the Company in connection with such transfer.

13.           Employment Violation.

(a)           In the event of an Employment Violation, the Company shall have the right to require (a) the forfeiture by Grantee to the Company of any Restricted Shares and (b) payment by Grantee to the Company of the Recapture Amount with respect to such Employment Violation; provided, however, that, in lieu of payment by Grantee to the Company of the Recapture Amount, Grantee, in his or her discretion, may tender to the Company the Vested Shares acquired by him or her during the Look-back Period with respect to such Employment Violation and Grantee shall not be entitled to receive any consideration from the Company in exchange therefor.  Any such forfeiture of Restricted Shares and payment of the Recapture Amount, as the case may be, shall be in addition to, and not in lieu of, any other right or remedy available to the Company arising out of or in connection with such Employment Violation, including, without limitation, the right to terminate Grantee’s employment if not already terminated and to seek injunctive relief and additional monetary damages.

(b)           Without limiting the generality of Section 13(a) hereof and Section 7.8 of the Plan and notwithstanding anything to contrary contained herein, to the extent the Restrictions would otherwise continue to lapse following the termination of Grantee’s employment, if Grantee becomes employed by a corporation or other entity engaged in a Competitive Business or otherwise engages directly or indirectly in a Competitive Business, whether or not in breach of the Employment Agreement, as of the date on which such engagement commences the

Restrictions shall cease to lapse and all Restricted Shares shall immediately be forfeited to the Company without payment of consideration by the Company.

14.           Legends.

(a)           Restrictions.  The Company shall cause any Restricted Book Entry evidencing the Restricted Shares to bear a notation substantially as follows:

“THE SALE OR TRANSFER OF THE SHARES OF COMMON STOCK REPRESENTED HEREBY, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE ACTIVISION, INC. AMENDED AND RESTATED 2003 INCENTIVE PLAN (THE “PLAN”), AND IN THE ASSOCIATED NOTICE OF RESTRICTED SHARE AWARD, INCLUDING THE RESTRICTED SHARE AWARD TERMS ATTACHED THERETO (THE “AWARD NOTICE”).  A COPY OF THE PLAN AND AWARD NOTICE MAY BE OBTAINED FROM ACTIVISION, INC.”

(b)           Securities Laws.  The Company may, if determined by it based on the advice of counsel to be appropriate, cause any Restricted Book Entry evidencing Restricted Shares or any certificate evidencing Vested Shares to bear a notation or legend, as the case may be, substantially as follows:

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.”

15.           No Right to Continued Employment.  Nothing contained in the Grant Notice or these Award Terms shall be construed to confer upon Grantee any right to be continued in the employ of the Company or any of its subsidiaries or affiliates or derogate from any right of the Company or any of its subsidiaries or affiliates to retire, request the resignation of, or discharge Grantee at any time, with or without Cause.

16.           Severability.  In the event that one or more of the provisions of these Award Terms shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

17.           Governing Law.  To the extent that federal law does not otherwise control, the validity, interpretation, performance and enforcement of the Grant Notice and these Award Terms shall be governed by the laws of the State of California, without giving effect to principles of conflicts of laws thereof.

18.           Successors and Assigns.  The provisions of the Grant Notice and these Award Terms shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Grantee and, to the extent applicable, Grantee’s permitted assigns under Section 12 hereof and Grantee’s estate or beneficiary(ies) as determined by will or the laws of descent and distribution.

19.           Notices.  Any notice or other document which either Grantee or the Company may be required or permitted to deliver to the other pursuant to or in connection with the Grant Notice or these Award Terms shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows:  (a) if to the Company, at its office at 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attn: Stock Plan Administration, or such other address as the Company by notice to Grantee may designate in writing from time to time; and (b) if to Grantee, at the address shown in the Employment Agreement or such other address as Grantee by notice to the Company may designate in writing from time to time.  Notices shall be effective upon receipt.

20.           Conflict with Plan.  In the event of any conflict between the terms of the Grant Notice or these Award Terms and the terms of the Plan, the terms of the Plan shall control.  Nothing in the Grant Notice, these Award Terms or the Plan is intended to, or does, deprive Grantee of the benefit of any term or provision for which Grantee specifically bargained with the Company, as such term or provision is expressly set forth in Grantee’s Employment Agreement